Exhibit 10.58

AMENDMENT #4
to
LICENSE SYSTEM ADDENDUM #4

between
OKI DATA CORPORATION
and
PEERLESS SYSTEMS IMAGING PRODUCTS, INC.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT # 4 TO THE LICENSED SYSTEM ADDENDUM #4 DATED
FEBRUARY 1, 2002

This Amendment #4 dated September 1, 2002 (“Amendment #4”) to Licensed System Addendum #4 dated February 1, 2002 (“LSA #4”) is entered into by and between OKI DATA Corporation, a Japanese corporation, with principal offices at 4-11-22, Shibaura, Minato-ku, Tokyo 108-8551, Japan (hereinafter “OKI”) and Peerless Systems Imaging Products, Inc., a Washington corporation with principal offices at 20415 72nd Ave. S., Suite 400, Kent, WA 98032 USA (hereinafter “PSIP”), pursuant to the provisions of Section 18.2 of the Master Technology License Agreement between those parties dated October 15, 1999 (hereinafter the “Original Agreement”).

WHEREAS, PSIP issued an additional Block License against the products licensed in Paragraph 2.1 a) of LSA #4 and the Authorized OKI Products based on the PX 711/713 controller in Amendment #2 to LSA #4 as amended in Amendment #3 to LSA #4;

WHEREAS, OKI wishes to obtain and PSIP wishes to grant an additional Block License;

NOW THEREFORE, OKI and PSIP hereto agree as follows effective September 1, 2002:

1.  In exchange for payment to PSIP of the fees enumerated below, PSIP grants to OKI an additional block license in the amount of US $* (* million dollars) for the Authorized OKI Products identified in LSA #4 as amended.

2.  In exchange for the additional block license identified above, OKI will pay to PSIP US $* (* dollars). Payment shall be made in five payments. The first payment of US $* (* dollars) shall be due no later than October 15, 2002. The second payment of US $* (* dollars) shall be due no later than January 15, 2003. The third payment of US $* (* dollars) shall be due no later than April 15, 2003. The fourth payment of US $* (* dollars) shall be due no later than July 15, 2003. The fifth payment of US $* (* dollars) shall be due no later than November 15, 2003. All payments made hereunder are non-refundable, non-creditable, and non-transferable.

3.  The Per Unit License Fees stated in Schedule 2 to LSA #4 shall apply until the total earned Per Unit License Fee credited under the Block License equals U.S. $* (* dollars) and will thereafter revert to the Per Unit License Fees in the Original Agreement. This U.S. $* (* dollars) amount represents the total of the original Block License in LSA #4 of U.S. $* (* dollars) plus the Block License purchased in Amendment #2 of U.S. $* (* dollars) plus the Block License purchased in this Amendment #3 of U.S.$ * (* dollars).

4.  Except as expressly provided herein, all of the terms of the Original Agreement and LSA #4, Amendment #1 to LSA #4, Amendment #2 to LSA #4 and Amendment #3 to LSA#4, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have, by their duly authorized representatives, executed this Amendment #4 effective as of September 1, 2002.

OKI DATA CORPORATION		PEERLESS SYSTEMS IMAGING PRODUCTS, INC.

By:	/s/ Masahiko Kawai	By:	/s/ Ron Davis
	Name: Masahiko Kawai Title: President & CEO Date: September 20, 2002		Name: Ron Davis Title: Vice President, Sales Date: September 23, 2002

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.